UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200629

BOATIM INC.
(Exact name of Registrant as specified in its charter)

Nevada	35-2513795
(State of incorporation)	(IRS Employer Identification No.)

7950 NW 53rd Street, Suite 337, Miami, FL 33166.

Address of Principle Executive Office

Tel: +1 (305) 239-9993

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

June 15th, 2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 15, 2020, Mr. Chris Roy was voted by the shareholders of the Company as Director & Chief Product Officer of the Company.

Chris has worked across design, product, and engineering teams for over 14 years, most recently with market-leading companies like Skyscanner and TravelPerk.Prior to building out the Product Design team at TravelPerk, Chris held various design and engineering positions at TescoBank, Sumerian, GFI Software, and Axios Systems, designing and building SaaS products for global markets. Having graduated from Edinburgh’s Napier University with a BDes(Hons) in Design Futures, Chris has always been inspired by the convergence of design and technology, focusing on how these disciplines can be merged to disrupt industries. Chris currently also runs Design Thinking workshops with Masters Students at Barcelona’s IESE and ESADE business schools where he invests into finding young talents for our team and gets to advocate for customer-focused processes.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1	Shareholders´s Resolution Appointing New Director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOATIM INC.

Date: June 15th, 2019	By:	/s/ Wolfgang Tippner
Wolfgang Tippner, CEO

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